Exhibit 99.1

February 2, 2012	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Megan Lewis
918-561-5325

ONEOK Partners to Present at Credit Suisse Energy Summit

TULSA, Okla. – Feb. 2, 2012 – ONEOK Partners, L.P. (NYSE: OKS) will present at the Credit Suisse Energy Summit in Vail, Colo., on Tuesday, Feb. 7, 2012.

Terry K. Spencer, president of ONEOK Partners, will present at the conference at 12:55 p.m. Mountain Standard Time (1:55 p.m. Central Standard Time).

The conference will be webcast and will be accessible on the ONEOK Partners website, www.oneokpartners.com. A replay of the webcast will be archived for 30 days after the conference.

The materials utilized at the conference will be accessible on the ONEOK Partners website, www.oneokpartners.com, that morning, beginning at 7 a.m. Central Standard Time.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 42.8 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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